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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): November 30, 2005

                      Fortune Diversified Industries, Inc.
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               (Exact name of registrant as specified in charter)


             Indiana                 0-19049            74-2504501
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   (State or other jurisdiction     (Commission        (IRS Employer
         of incorporation)          File Number)     Identification No.)



     6402 Corporate Drive, Indianapolis, Indiana            46278
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      (Address of principal executive offices)            (Zip Code)

   Registrant's telephone number, including area code: (317) 532-1374


                                       N/A
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          (Former name or former address, if changed since last report)



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Fortune Diversified Industries, Inc.
SEC Form 8-K

Item 3.02 Unregistered Sales of Equity Securities.

Fortune Diversified Industries, Inc. (the "Company") issued 66,180 shares of Preferred Stock to Carter M. Fortune on November 30, 2005. The issuance was pursuant to the terms of a Debt Retirement Agreement (the "Agreement") between the Company and Mr. Fortune effective November 30, 2005. The shares of Preferred Stock were issued to Mr. Fortune as consideration for Mr. Fortune's cancellation of certain debt obligations owed by the Company to Mr. Fortune under a Line of Credit Promissory Note dated May 25, 2005. The debt retired under the Agreement amounted to approximately $6.618 Million. The Company claims exemption from the registration requirements of the Securities Act under Rule 506 of Regulation D promulgated under the Securities Act. The exemption claim under Rule 506 is based upon the nature of the transaction and Mr. Fortune's status as an "accredited" investor. The shares issued to Mr. Fortune are not convertible.


Item 9.01 Financial Statements and Exhibits.


(d)  Exhibits:

       Exhibit No.       Description of Document
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       99.1              Debt Retirement Agreement by and between Fortune
                         Diversified Industries, Inc. and Carter M. Fortune dated November 30, 2005.

       99.2              Press Release dated November 30,2005


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Fortune Diversified Industries, Inc.


                                        By: /s/ Amy Gallo
                                            --------------------------------
                                            Amy Gallo
                                            Chief Financial Officer

Date:    December 6, 2005